Exhibit 99.1

IMS Health Announces Stockholder Approval of Merger Agreement with Affiliates of TPG and CPP Investment Board

NORWALK, Conn.--(BUSINESS WIRE)--February 8, 2010--IMS Health (NYSE: RX), the world’s leading provider of market intelligence to the pharmaceutical and healthcare industries, today announced that its stockholders approved the proposal to adopt the merger agreement providing for its acquisition by entities created by certain affiliates of TPG Capital, L.P. (“TPG”) and the CPP Investment Board (“CPPIB”).

The affirmative vote of the holders of a majority of the outstanding shares of common stock of IMS Health was required to approve the proposal to adopt the merger agreement. According to the final tally of shares voted, more than 75 percent of the outstanding shares of common stock of IMS Health as of the close of business on December 28, 2009 voted to approve the proposal to adopt the merger agreement.

All approvals, consents or consultations required to consummate the merger under U.S. and foreign antitrust laws have been obtained or made, and accordingly, the related condition to the consummation of the merger set forth in the merger agreement has been fully satisfied. The consummation of the merger remains subject to the satisfaction or waiver of certain other closing conditions set forth in the merger agreement and discussed in detail in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission by IMS Health on December 29, 2009. Assuming all conditions are satisfied, the parties expect that the merger will be completed by the end of the first quarter of 2010.

About IMS Health

Operating in more than 100 countries, IMS Health is the world’s leading provider of market intelligence to the pharmaceutical and healthcare industries. With $2.3 billion in 2008 revenue and more than 50 years of industry experience, IMS Health offers leading-edge market intelligence products and services that are integral to clients’ day-to-day operations, including product and portfolio management capabilities; commercial effectiveness innovations; managed care and consumer health offerings; and consulting and services solutions that improve productivity and the delivery of quality healthcare worldwide. Additional information is available at http://www.imshealth.com.

Forward-Looking Statements

This filing contains statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although IMS Health believes the expectations contained in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results of IMS Health to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to (i) uncertainties associated with the proposed sale of IMS Health to an entity created by certain affiliates of TPG and the CPPIB, including uncertainties relating to the expected timing of the completion of the transaction and the ability to complete the transaction, (ii) regulatory, legislative and enforcement initiatives, particularly in the areas of data access and utilization and tax, (iii) the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks, (iv) to the extent unforeseen cash needs arise, the ability to obtain financing on favorable terms, (v) to the extent IMS Health seeks growth through acquisitions and joint ventures, the ability to identify, consummate and integrate acquisitions and joint ventures on satisfactory terms, (vi) the ability to develop new or advanced technologies and systems for its businesses on time and on a cost effective basis, (vii) deterioration in economic conditions, particularly in the pharmaceutical, healthcare or other industries in which IMS Health’s customers operate, and (viii) uncertainties associated with completion of IMS Health’s restructuring plans and the impact of the restructuring activities on IMS Health’s business and financial results, including the timing of the activities and the associated costs and the ability to achieve projected cost savings. Additional information on factors that may affect the business and financial results of IMS Health can be found in the filings of IMS Health made from time to time with the Securities and Exchange Commission. IMS Health undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
IMS Health
Gary Gatyas, 610-834-5338
ggatyas@us.imshealth.com